Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On April 30, 2021, American Cannabis Companies, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with pursuant to which the Company acquired (the “Transaction”) the assets of Medihemp LLC and Medical Cannabis Caregivers, Inc.’s (hereafter “Naturaleaf” or the “Assets”). The aggregate consideration paid for the Assets was $2,890,000, which consisted of (i) a cash payment of $1,100,000, (ii) the issuance of a promissory note to the owner of Naturaleaf in the principal amount of $1,100,000 (the “Seller Note”), and (iii) the issuance of 3,000,000 shares of the Company’s restricted common stock valued at $0.23 per share or $690,000. The closing of the transaction occurred on April 30, 2021.

The following tables and accompanying notes (collectively the “Pro forma Financial Statements”) present the Company’s statements of income and balance sheet on a pro forma consolidated basis after giving effect to the Transaction. The information in the tables below under the heading “Unaudited Pro Forma Condensed Consolidated Statement of Operations” for the year ended December 31, 2020 give effect to the Transaction as if it had taken place on January 1, 2020, (the “Unaudited Pro Forma Condensed Consolidated Statements of Operations”). The information in the table below under the heading “Unaudited Pro Forma Condensed Consolidated Balance Sheet” as of December 31, 2020 gives effect to the Transaction as if it had taken place on December 31, 2020 (the “Unaudited Pro Forma Condensed Consolidated Balance Sheet”).

The pro forma adjustments are based upon currently available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transaction.

The historical financial information of the Assets being presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements is based on the audited combined statement of operations for the year ended December 31, 2020 and the audited balance sheet at December 31, 2020, which were prepared in accordance with US GAAP.

AMERICAN CANNABIS COMPANY, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

 DECEMBER 31, 2020

	American Cannabis	MediHemp/MCC	Pro Forma Adjustments*		Pro Forma Combined

ASSETS
Current Assets
Cash and Cash Equivalents	$1,723,132	$436,269	(533,977)	2,3,4	$1,625,424
Accounts Receivable	24,955				24,955
Inventory	62,402	14,820			77,222
Other Current Assets	53,197				53,197
Total Current Assets	1,863,686	451,089			1,780,798

Property, Plant and Equipment, net	24,655	102,175			126,830

Other Assets
Right of Use Asset	—	—	221,307	5	221,307
Goodwill	—	—	1,111,160	4	1,111,160
Intangible Assets	—	—	1,666,741	4	1,666,741
Other Assets	—	6,000			6,000
Total Other Assets	—	6,000			3,005,208

TOTAL ASSETS	$1,888,341	$559,264			$4,912,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$62,397	$22,499	(22,499)	3	$62,397
Advances from Clients	88,843				88,843
Note Payable	109,914		1,100,000	4	1,209,914
Total Current Liabilities	261,154	22,499			1,361,154

Long Term Liabilities
Advances Payable, related party	—	391,826	(391,826)	3	—
Right of Use Liability	—	—	221,307	5	221,307

Stockholders' Equity
Common Stock	707		86	2,4	793
Additional Paid In Capital	9,634,748		1,688,229	2,4	11,322,977
Member's Equity	—	(309,750)	309,750	6	—
Retained Earnings	(8,008,268)	454,689	(439,816)	3, 6	(7,993,395)
	1,627,187	144,939			3,330,375
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,888,341	$559,264			$4,912,836

*Pro Forma Adjustments:

Note 2 - Financing Transaction through Sale of Common Stock

Note 3 - Acquisition Related Transactions

Note 4 - Preliminary Purchase Price Allocation

Note 5 - Lease Obligations

Note 6 - Elimination Entry

AMERICAN CANNABIS COMPANY, INC.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	American Cannabis	MediHemp/MCC	Pro Forma Adjustments*		Pro Forma Combined

Revenues
Consulting Services	$505,363	$—			$505,363
Soil Products & Equipment	1,064,431	—			1,064,431
Cannabis Products	—	2,266,617			2,266,617
Total Revenue	1,569,794	2,266,617			3,836,411

Cost of Revenues
Cost of Consulting Services	108,706	—			108,706
Cost of Products and Equipment	740,409	—			740,409
Cost of Cannabis Products	—	1,273,202			1,273,202
Total Cost of Revenues	849,115	1,273,202			2,122,317
Gross Profit	720,679	993,415			1,714,094

Operating Expenses
General and Administrative	1,010,902	595,069			1,605,971
Selling and Marketing	298,937	37,883			336,820
Stock Based Compensation Expense	29,970	—			29,970
Bad Debt Expense	4,910	—			4,910
Total Operating Expenses	1,344,719	632,952			1,987,671
Loss from Operations					—
					—
Other Income (Expense)					—
Interest (expense)	(1,786)	—			(1,786)
Other income	93,413	—			93,413
Total Other Income	91,627	—			91,627

Net Loss	(532,413)	360,463			(171,950)
Income Tax Expense	—	—			—
NET LOSS	$(532,413)	360,463			$(171,950)

Basic net loss per common share	$(0.01)				$(0.00)
					—
Basic and diluted weighted average common shares outstanding	57,548,474		3,000,000	4	66,048,474
			5,500,000	2

*Pro Forma Adjustments:

Note 2 - Financing Transaction through Sale of Common Stock

Note 4 – Preliminary Purchase Price Allocation

AMERICAN CANNABIS COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The asset acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Medihemp LLC and Medical Cannabis Caregivers, Inc.’s (hereafter “Naturaleaf’s”) assets acquired and conformed the accounting policies of Naturaleaf to its own accounting policies.

The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Naturaleaf as a result of restructuring activities and other planned cost savings initiatives following the completion of the Assets.

Note 2 — Financing Transaction through Sale of Common Stock

The Company financed the $1,100,000 cash payment of the acquisition, in part, through the sale of its restricted common stock during the three months ended March 31, 2021, the Company issued 5,550,000 shares of its restricted common stock for funds of $998,292 which were used to support operations and as part of the cash portion of the purchase price.

Note 3 – Acquisition Related Transactions

As part of the acquisition of Naturaleaf, certain transactions were made regarding the outstanding balances of cash, accounts payables and related party advances. As part of the acquisition, the owners of Naturaleaf retained the outstanding cash balance on the date of the acquisition and had agreed to the payment of all outstanding accounts payables and related party advances. Adjustments as follow have been made to reflect that payment in full of outstanding accounts payables and advances payable, related party and the retention of cash by the owners as follows:

	Debit	Credit
Accounts Payable	22,499
Advances Payable, Related Party	391,826
Cash and Cash Equivalents		436,269
Retained Earnings	21,944

Note 4 — Preliminary Purchase Price Allocation

The Company completed the acquisition of Naturaleaf for $2,890,000 consisting of $1,100,000 in cash, $1,100,000 promissory note and the issuance of 3,000,000 shares of its restricted common stock valued at $690,000 (a price of $0.23 per share, the market price on April 30, 2021).

The Company has performed a preliminary valuation analysis of the fair market value of Naturaleaf’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash	$--
Inventory	13,575
Property, plant and equipment	92,523
Long Term Deposits	6,000
Identifiable intangible assets	1,111,161
Goodwill	1,666,741
Accounts payable	—
Total consideration	$2,890,000

Note 5 – Lease Obligations

As a result of the transaction, the Company entered into real estate leases to take over Naturaleaf’s physical locations. The leases are subject to ASC 842 and as such the Company has recognized a right of use assets and liabilities totaling $221,307 as part of its pro forma presentation.